EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated August 22, 2003, except for Note 17, which is as of October 20, 2003, relating to the financial statements and financial statement schedule, which appears in Intellisync Corporation’s (formerly Pumatech, Inc.) Annual Report on Form 10-K for the year ended July 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
September 9, 2004